Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended (the "Form S-8") of our report dated January 22, 2002, with respect to the consolidated financial statements of Autoliv, Inc. as of December 31, 2001, included in the 2001 Annual Report to Shareholders of Autoliv, Inc. filed with the Securities and Exchange Commission.

ERNST & YOUNG AB

By:   /s/ Torbjorn Hanson

Date: July 2, 2002